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                                                                     Exhibit 8.2


                      [PricewaterhouseCoopers Letterhead]


The Board of Directors
Security Capital U.S. Realty
25b Boulevard Royal
L-2449
Luxembourg

30 July 1999

Dear Ladies and Gentlemen:

Registration on Form F-1 of U.S. $450,000,000 of 2% Senior Unsecured Convertible Notes due 2003 and 11,875,928 Shares, Par Value $4.00 per Share, of Security Capital U.S. Realty

We have acted as Luxembourg tax adviser to Security Capital U.S. Realty, a Luxembourg corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of its registration statement on Form F-1 (the "Registration Statement"), dated July 1999. By filing the Registration Statement, the Company registered $450,000,000 of 2% Senior Unsecured Convertible Notes due 2003 and 11,875,928 common shares of the Company, par value $4.00 per share. You have requested our opinion regarding certain statements set forth in the prospectus (the "Prospectus") which forms part of the Registration Statement.

It is our opinion that the information provided in the Prospectus under the captions

Luxembourg Taxation of SC-US Realty and its subsidiaries
Taxation of Non-United States Holders - Luxembourg

To the extent it constitutes matters of Luxembourg taxation conclusions is correct in all material respects.

This opinion is based on current Luxembourg and Practise legislation. It should be noted that laws, regulations, case law and administrative interpretation are subject to change at any time and, in some circumstances with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereof.

Yours sincerely,


/s/ Rene Beltjens                            /s/ Wim Piot
Rene Beltjens                                Wim Piot
Partner                                      Manager